EXHIBIT 99.1

CONTACT:

Felicia Vonella

(914) 326-5146

fvonella@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for First Quarter 2018

•	FDA accepted INBRIJA™ (levodopa inhalation powder) NDA; PDUFA date October 5, 2018
•	Marketing Authorization Application (MAA) for INBRIJA submitted to the European Medicines Agency (EMA) on March 26, 2018
•	AMPYRA® (dalfampridine) 1Q 2018 net sales of $103 million; reiterates 2018 guidance of $330-$350 million
•	AMPYRA oral argument at U.S. Court of Appeals scheduled for June 7, 2018

ARDSLEY, NY – May 2, 2018 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) provided a financial and pipeline update for the quarter ended March 31, 2018.

“With FDA’s acceptance of Acorda’s NDA for INBRIJA and a PDUFA date of October 5, 2018, we are focused on preparations for the potential U.S. approval and launch,” said Ron Cohen, M.D., Acorda's President and CEO. “We are also looking forward to the opportunity to argue our case for our AMPYRA patents at the U.S. Court of Appeals on June 7.”

First Quarter 2018 Financial Results

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended March 31, 2018, the Company reported AMPYRA net revenue of $102.8 million compared to $112.0 million for the same quarter in 2017. The quarter over quarter reduction in net revenue was primarily related to a modest expansion in customer inventories in the fourth quarter 2017 which normalized by the end of the first quarter 2018.

Research and development (R&D) expenses for the quarter ended March 31, 2018 were $30.6 million, including $1.7 million of share-based compensation compared to $46.5 million, including $2.5 million of share-based compensation for the same quarter in 2017. Quarter-over-quarter reductions in R&D expenses are primarily the result of our corporate restructuring which occurred in 2017.

Sales, general and administrative (SG&A) expenses for the quarter ended March 31, 2018 were $47.6 million, including $4.2 million of share-based compensation compared to $52.0 million, including $5.3 million of share-based compensation for the same quarter in 2017. Quarter-over-

quarter reductions in SG&A expenses are primarily the result of our corporate restructuring which occurred in 2017.

Provision for income taxes for the quarter ended March 31, 2018 was $3.5 million, including $0.5 million of cash taxes, compared to a benefit from income taxes of $0.9 million, including $1.9 million of cash taxes for the same quarter in 2017.

The Company reported a GAAP net loss of $8.2 million for the quarter ended March 31, 2018, or $0.18 per diluted share. GAAP net loss in the same quarter of 2017 was $18.9 million, or $0.41 per diluted share.

Non-GAAP net income for the quarter ended March 31, 2018 was $6.8 million, or $0.14 per diluted share. Non-GAAP net loss in the same quarter of 2017 was $3.6 million, or $0.08 per diluted share. This quarterly non-GAAP net income (loss) measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, and acquisition-related expenses. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At March 31, 2018, the Company had cash, cash equivalents and short-term investments of $333.0 million.

Guidance for 2018

•

The Company reiterates AMPYRA 2018 net revenue guidance of $330-$350 million.  The Company expects to maintain exclusivity of AMPYRA at least through July 30, 2018; this guidance is subject to change based on the appellate court’s decision.

•

R&D expenses for the full year 2018 are expected to be $100-$110 million and include manufacturing expenses associated with INBRIJA. This guidance is a non-GAAP projection that excludes share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

•

SG&A expenses for the full year 2018 are expected to be $170-$180 million. This guidance is a non-GAAP projection that excludes share-based compensation, as more fully described below under “Non-GAAP Financial Measures.”

•	The Company expects to end 2018 with a projected year-end cash balance in excess of $300 million.

First Quarter 2018 Pipeline and Corporate Updates

•	INBRIJA (levodopa inhalation powder)
-

In February, the FDA notified the Company that it had accepted for filing the New Drug Application (NDA) for INBRIJA. Under the Prescription Drug User Fee Act (PDUFA), the FDA has set a target date of October 5, 2018 for issuing its decision on the NDA.

-	In March, the Company submitted a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for INBRIJA. Acorda is seeking approval to market INBRIJA in the European Union.
-

In April, the Company presented new INBRIJA data from four accepted abstracts during two oral platform presentations at the American Academy of Neurology Annual Meeting in Los Angeles. A safety assessment in early morning OFF symptoms in patients with Parkinson’s disease (Study 009) was presented by Dr. Stuart H. Isaacson and Dr. Robert H. Hauser; long-term pulmonary safety and efficacy of inhaled levodopa in Parkinson’s disease (Study 005) was presented by Charles Oh, MD, VP Clinical Development at Acorda.

•	AMPYRA Patent Appeal
-	Oral argument before the U.S. Court of Appeals for the Federal Circuit has been scheduled for June 7, 2018.

•	rHIgM22 Update
-

Data from the rHIgM22 Phase 1 study in 27 people with acute relapsing multiple sclerosis showed that a single dose of rHIgM22 was not associated with any safety signals. The study’s primary endpoint was safety and tolerability of a single dose following a relapse.

-	The study was not powered to show efficacy and exploratory efficacy measures showed no difference between the treatment groups.

Webcast and Conference Call

The Company will host a conference call today at 8:30 a.m. ET. To participate in the conference call, please dial (833) 236-2756 (domestic) or (647) 689-4181 (international) and reference the access code 2477088. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 11:30 a.m. ET on May 2, 2018 until 11:59 p.m. ET on June 2, 2018. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international); reference code 2477088.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income, adjusted to exclude the items below, and has provided 2018 guidance for R&D and SG&A expenses on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net income, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt as well as non-cash interest related to the Fampyra monetization, non-cash interest charges related to our asset based loan which was terminated in 2017 and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, and (iv) acquisition related expenses and related foreign currency losses and gains that pertain to a non-recurring event. The Company believes its non-GAAP net income measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income, we have provided 2018 guidance for R&D and SG&A expenses on a non-GAAP basis. Due to the forward looking nature of this information, the amount of compensation charges and benefits needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. The Company believes that these non-GAAP measures, when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected R&D and SG&A expenses. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Founded in 1995, Acorda Therapeutics is a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. Acorda has a pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease and multiple sclerosis. Acorda markets two FDA-approved therapies, including AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statement

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; we may need to raise additional funds to finance our operations and may not be able to do so on acceptable terms; our ability to successfully market and sell Ampyra (dalfampridine) Extended Release Tablets, 10 mg in the U.S., which will likely be materially adversely affected by the March 2017 court decision in our litigation against filers of Abbreviated New Drug Applications to market generic versions of Ampyra in the U.S.; the risk of unfavorable results from future studies of Inbrija (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Inbrija or any other products under development; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of Inbrija to meet market demand, if it receives regulatory approval; third party payers (including governmental agencies) may not reimburse for the use of Ampyra, Inbrija or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31,	December 31,
	2018	2017

Assets
Cash, cash equivalents and short-term investments	$333,043	$307,068
Trade receivable, net	50,787	81,403
Other current assets	16,696	15,726
Finished goods inventory	27,662	37,501
Property and equipment, net	39,023	36,669
Goodwill	289,577	286,611
Intangible assets, net	429,792	430,603
Other assets	493	2,388
Total assets	$1,187,073	$1,197,969

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$110,160	$127,495
Current portion of deferred license revenue	—	9,057
Current portion of royalty liability	6,536	6,763
Current portion of loans payable	663	645
Convertible senior notes	311,228	308,805
Contingent consideration	117,983	112,722
Non-current portion of deferred license revenue	—	23,398
Non-current portion of royalty liability	27,859	29,025
Non-current portion of loans payable	25,900	25,670
Deferred tax liability	24,936	22,459
Other long-term liabilities	11,883	11,943
Total stockholder's equity	549,925	519,987
Total liabilities and stockholders' equity	$1,187,073	$1,197,969

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017

Revenues:
Net product revenues	$103,003	$112,593
Royalty revenues	3,162	4,528
License revenue	—	2,265
Total revenues	106,165	119,386

Costs and expenses:
Cost of sales	21,350	25,183
Cost of license revenue	—	159
Research and development	30,560	46,493
Selling, general and administrative	47,601	51,704
Acquisition related expenses	—	320
Change in fair value of acquired contingent consideration	6,200	10,800
Total operating expenses	105,711	134,659

Operating income (loss)	$454	$(15,273)

Other (expense) income, net	(5,176)	(4,549)
Loss before income taxes	(4,722)	(19,822)
(Provision for) benefit from income taxes	(3,477)	918
Net loss	$(8,199)	$(18,904)
Net loss per common share attributable to Acorda Therapeutics, Inc. - basic and diluted	$(0.18)	$(0.41)
Weighted average common shares - basic and diluted	46,529	45,808

Acorda Therapeutics, Inc.

Non-GAAP Income and Income per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017

GAAP net loss	$(8,199)	$(18,904)
Pro forma adjustments:
Non-cash interest expense (1)	4,003	2,580

Change in fair value of acquired contingent consideration (2)	6,200	10,800

Acquisition related expenses (3)	—	567

Share-based compensation expenses included in R&D	1,705	2,536
Share-based compensation expenses included in SG&A	4,162	5,336
Total share-based compensation expenses	5,867	7,872

Total pro forma adjustments	16,070	21,819

Income tax effect of reconciling items above (4)	1,077	6,502

Non-GAAP net income (loss)	$6,794	$(3,587)

Net income (loss) per common share - basic	$0.15	$(0.08)
Net income (loss) per common share - diluted	$0.14	$(0.08)
Weighted average per common share - basic	46,529	45,808
Weighted average per common share - diluted	46,983	45,808

(1) Non-cash interest expense related to convertible senior notes, asset based loan (which was terminated in Q2 2017), Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas transaction.
(3) Transaction expenses related to the Biotie acquisition, inclusive of $0.3 million of realized foreign currency loss.
(4) Represents the tax effect of the non-GAAP adjustments.